Exhibit 4.11

PUGET SOUND POWER & LIGHT COMPANY

TO

OLD COLONY TRUST COMPANY,

OF BOSTON,

                                                         TRUSTEE.

Forty Eighth Supplemental Indenture

Dated as of November 1, 1963

Relating to an Issue of First Mortgage Bonds, 4 5/8 % Series

Due November 1, 1993

Supplemental to Indenture dated as of June 2, 1924,

as supplemented and modified

(NOT PART OF INDENTURE)

THIS FORTY-EIGHTH SUPPLEMENTAL INDENTURE, made as of the first day of November, 1963, by and between PUGET SOUND POWER & LIGHT COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Washington (hereinafter sometimes called the “Company”), party of the first part, and OLD COLONY TRUST COMPANY, a corporation duly organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts and having its principal office in the City of Boston, in said Commonwealth (hereinafter sometimes called the “Trustee”), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called “First and Refunding Mortgage”) from PUGET SOUND POWER & LIGHT COMPANY, a Massachusetts corporation (hereinafter sometimes called the “Predecessor Company”), dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the “Original Mortgage”), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part;

WITNESSETH: That

WHEREAS, the Predecessor Company did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds (therein and herein called the “Bonds”) issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and

WHEREAS, the Predecessor Company, prior to September 1, 1954, had executed and delivered to the Trustee thirty-nine supplemental indentures, supplementing and in certain respects modifying the Original Mortgage and providing for the execution, certification and delivery of Bonds of various series from time to time pursuant thereto (which Original Mortgage, as so supplemented and modified, is therein and herein sometimes called the “First Mortgage”); and

WHEREAS, the Predecessor Company executed and delivered to the Trustee a Fortieth Supplemental Indenture, dated as of September 1, 1954, which Supplemental Indenture is divided into two parts, designated as Part I and Part II, and Part I thereof provided for the establishment and the execution, certification and delivery initially of Twenty-five Million Dollars ($25,000,000) principal amount of a series of Bonds, designated as First Mortgage Bonds, 3  1/2 % Series due 1984 (herein sometimes called “Bonds of the 1984 Series”), and contained certain covenants, restrictions, conditions and provisions affecting, and provided for certain modifications of, the First Mortgage (the First Mortgage, as so supplemented and modified by said Part I, being sometimes in said Fortieth Supplemental Indenture and herein called the “Revised First Mortgage”) and Part II thereof provided for modifications of the Revised First Mortgage as therein set forth, which modifications became effective on October 20, 1955 (the Revised First Mortgage as so modified by Part II of the Fortieth Supplemental Indenture as heretofore, hereby, and hereafter supplemented and modified being sometimes in said Part II and herein called the “Indenture” and references herein to Sections, Articles or other provisions of the Indenture being to the revised or modified provisions thereof as set forth in Part II of the Fortieth Supplemental Indenture) ; and

WHEREAS, the Predecessor Company has heretofore executed and delivered to the Trustee a Forty-first Supplemental Indenture dated as of December 1, 1954, a Forty-second Supplemental Indenture dated as of July 1, 1957, a Forty-third Supplemental Indenture dated as of May 1, 1958, a Forty-fourth Supplemental Indenture dated as of November 1, 1959, and a Forty-fifth Supplemental Indenture dated as of April 1, 1960, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, the Company has executed and delivered to the Trustee a Forty-sixth Supplemental Indenture dated as of November 10, 1960, whereby the Company has succeeded to the Predecessor Company with the same effect as if the Company had been named in the Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the Predecessor Company merged into the Company on November 16,

1960 whereupon the Company acquired all the property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Predecessor Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof; and

WHEREAS, all Bonds of any series heretofore executed, authenticated and delivered pursuant to the Original Mortgage, as from time to time supplemented and modified, have been retired and cancelled or payment duly and irrevocably provided for, except the Twenty-five Million Dollars ($25,000,000) principal amount of First Mortgage Bonds, 3 1/2 % Series due 1984, the Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 4 1/2 % Series due 1988, the Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 5 1/2 % Series due 1989 (hereinafter sometimes called “Bonds of the 1989 Series”), the Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 5 3/8 % Series due 1990 (hereinafter sometimes called “Bonds of the 1990 Series”), and the Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 5 /8 % Series due 1991, which Bonds are now outstanding and constitute the only Bonds of the Company outstanding under the Indenture; and

WHEREAS, the Board of Directors of the Company has established a new series of Bonds to be designated First Mortgage Bonds, 4 5/8 % Series due 1993 (hereinafter sometimes called “Bonds of the 1993 Series”), and has authorized an initial issue of Forty Million Dollars ($40,000,000) principal amount thereof, and the Company has complied or will comply with all provisions required to issue additional Bonds provided for in the Indenture; and

WHEREAS, the Company has elected to redeem all of the Bonds of the 1989 Series and all of the Bonds of the 1990 Series now outstanding under the Indenture and, simultaneously with the issuance of said initial issue of Bonds of the 1993 Series, will deposit with the Trustee irrevocably in trust for the purpose of the redemption of said Bonds of the 1989 Series and Bonds of the 1990 Series the entire amount required to be paid upon the redemption of said Bonds, including principal, premium and interest to the date fixed for redemption, and will deliver to the Trustee a written instrument executed by the Company notifying the Trustee of its election to redeem such Bonds and irrevocably directing the Trustee, for and on behalf of the Company, to give notice of the redemption of all such Bonds; and

WHEREAS, the Company desires to execute and deliver this Forty-eighth Supplemental Indenture, in accordance with the provisions of the Indenture, for the purposes of (a) further assuring, conveying, mortgaging and assigning unto the Trustee certain additional property acquired by the Company, (b) providing for the creation of a new series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series, and (c) adding to the Indenture other covenants and agreements to be hereafter observed by the Company; and

WHEREAS, all things necessary have been done to authorize the execution, delivery and recording of these presents validly to secure the payment of the principal of, and the premium, if any, and interest on, the initial issue of Forty Million Dollars ($40,000,000) principal amount of Bonds of the 1993 Series, and to make such Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid and binding legal obligations of the Company, and to constitute the Indenture, a valid and binding mortgage for the security of all of the Bonds in accordance with its and their terms;

NOW, THEREFORE, this Forty-eighth Supplemental Indenture

WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Power & Light Company, organized and existing under the laws of the State of Washington, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto Old Colony Trust Company, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture, is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture, is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been released from the lien of the Indenture or otherwise disposed of by the Company free from the lien of the Indenture in accordance with the provisions thereof:

INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and conformance of all such property by such gen6ral description) the following:

All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company or to the Predecessor Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor’s office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit:

LIST OF REAL ESTATE ACQUIRED BY PUGET SOUND POWER & LIGHT

COMPANY, AND NOT HERETOFORE SPECIFICALLY DESCRIBED

IN ANY PRIOR SUPPLEMENTAL MORTGAGE

ISLAND COUNTY

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
3	32*	1E*	That portion of the SE 1/4 of SW 1/4 described as follows: Beginning at SE corner of said subdivision; thence W 825 feet; thence N 343 feet to the true point of beginning; thence continuing N 125 feet, more or less, to the S line of Zylstra Rd; thence E along said S line, 175 feet; thence S 125 feet, more or less, to a point E of point of beginning; thence W 175 feet to the true point of beginning.	Sidney S. Jongsma and Lena Jongsma, his wife Dec. 28, 1960	111	212

Replat of Portion of Neil H. Koetje 2nd Addition to Oak Harbor			The W 50 feet of Lot 13, according to the recorded plat thereof in the office of the Auditor of Island County, Washington, in volume 5 of plats, page 3.	Neil H. Koetje and Hazel A. Koetje, his wife Dec. 29, 1960	111	204

35	33	1E	Portion of William Ellmore Donation Claim and C. W. Sumner Donation Claim, described as follows: Beginning at a point on the S line of the William Ellmore Donation Claim, 2016.9 feet W of the SE corner thereof, said point being 680 feet E of the NW corner of the C. W. Sumner Donation Claim; Thence N 0°30’ E parallel to the W line of the C. W. Sumner Donation Claim projected N, 509.76 feet to point 50 feet S of N line of Z. M. Taftezon Donation Claim, projected W; thence E parallel to N line of said Taftezon Donation Claim, projected and 50 feet S therefrom 638.75 feet to W boundary of replat of portion of Neil H. Koetje’s 2nd Addition to Oak Harbor, as per plat recorded in Volume 5 of Plats, page 3, records of Island County; thence southerly along said W boundary 564.07 feet to the NE corner of tract conveyed to C. Y. Dyer by deed recorded June 30, 1950, under Auditor’s File No. 78846; thence W on the N line of said tract 638.75 feet to NW corner thereof; thence N 54.31 feet to the point of beginning.	Jacob Faber and Bessie Mae Faber, husband and wife Jan. 3, 1961	111	226

*	All numbers in the columns of the following tabulation under designation “Twp” indicate townships north of the Willamette Base Line, and the Letters “E” and “W” in the column under the designation “Range” indicate ranges east or west, as the case may be, of the Willamette Meridian.

ISLAND COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
35	33	lE	E 100 feet of the following described tract of land in the Wm. Elhnore and C. W. Sumner Donation Land Claims. Beginning at the NW corner of the C. W. Sumner Donation Land Claim, thence S 89°47’ E 30.88 feet along the N line of said claim to the E line of the County Road and the true point of beginning; thence N 11°32’ E along the E line of said road 143.86 feet; thence S 89°31’ E 621.96 feet; thence S 0°30’ W 192.57 feet; thence N 89°45’ W 660.00 feet to E line of the County Road; thence N 11°32’ E along the E line of said road 55.05 feet to the true point of beginning.	Cornelius DeJong and Jantine Hend-rike DeJong, his wife Jan. 3, 1961	111	236

11	29	2E	A tract of land in the SW 1/4. Beginning at S 1/4 corner of said Sec. 11, thence S 87°45’30” W 306.55 feet along the S line of said Section; thence N 2°14’30” W 592.46 feet to the true point of beginning of this description; thence S 68°3140” W 125 feet; thence N 21°28’20” W 119.31 feet, more or less, to the S line of Secondary State Highway 1-D; thence Easterly along said S line 125.20 feet, more or less, to a point which lies N 21°28’20” W of true point of beginning; thence S 21°28’ 20” E 113.20 feet, more or less to true point of beginning.	Paul Brower, as his separate property Feb. 8, 1961	111	709

10	32	1E	The Easterly 10 feet of that portion of the SE 1/4 of SW 1/4 lying Westerly of S. S. Highway 1-D running through said sub-division; EXCEPT County Road along the N line of said subdivision.	Geo. DeVries and Nellie DeVries, his wife Aug. 21, 1962	122	113

15	32	lE	The Southerly and Easterly 10 feet of that portion of NW 1/4 of NW 1/4, lying Northerly and Westerly of Secondary State Highway 1-D.	Martin Miedema, a Bachelor Oct. 18, 1962	123	42

KING COUNTY

30	24	5E	The S 150 feet of N 180 feet of E 170 feet of W half of NE 1/4 of SW 1/4 of NW 1/4. EXCEPT the S 120 feet of N 150 feet of E 120 feet thereof.	Mercer Island Golf & Country Club May 22, 1961	4203	323

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
35	23	2E	Portion of S 1/2 of N 1/2, NE 1/4 of NE 1 /4. Beginning 10 feet N of SW corner of said subdivision; thence E 280 feet; thence N at right angles 71 feet; thence E 1040 feet, more or less to E line of said subdivision; thence along said E line S 81 feet to SE corner of said subdivision; thence W along S line of said subdivision to SW corner thereof; thence N 10 feet to point of beginning; EXCEPT portion conveyed to King County for Vashon Heights-Tahle-quah Road.	Alfred J. Goodfellow and Margaret E. Goodfellow, his wife Sept. 25, 1962	4331	188

15	25	5E	E half of SW 1/4 of SE 1/4 of SE 1/4, EXCEPT S 30 feet thereof conveyed to King County for road, and the N 3.25 acres.	John Pesterkoff and Frances Pesterkoff, his wife June 9, 1960	4065	559

26	23	2E	That portion of the N 15 Acres of Government Lot 2, lying E of the County Road, known as the E. Klockstad Road Survey 212.	Louis R. Larson and Edith Larson, his wife July 27, 1960	4066	558

8	24	5E	The E 70 feet of W 100 feet of the N 53 feet (measured along the W line of said E 70 feet) of that portion of Government Lot 5, lying S of State Highway No. 2.	Paul H. Wells and Phyllis Wells, his wife Aug. 18, 1960	4072	267

17	22	4E	Portion of Government Lot 2. Beginning at a point on the center line of Marine View Drive, which is S 0°58’41” W 1795.09 feet from the N quarter corner of said Section 17; thence N 87°52’52” W 193.426 feet to true point of beginning; thence continue N 87°52’52” W 125 feet; thence N 2°07’08” E 125 feet; thence S 87°52’52” E 125 feet; thence S 2°07’08” W 72.5 feet; thence S 87°52’52” E 162.38 feet to the W line of said Marine View Drive; thence S 0°58’41!’ W along said W line 30.006 feet; thence N 87°52’ 52” W 162.97 feet to point which bears N 2°07’08” E from true point of beginning; thence S 2°07’08” W 22.5 feet to true point of beginning; Together with three easements.	Albert F. Hughes and Gertrude C. Hughes, his wife and Roger D. Hughes and Betty Dean Hughes, his wife Sept. 19, 1960	4388	16

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
30	24	5E	Lot 5, Block 3, Flood’s Lakeside Tracts, according to plat thereof, recorded in Vol. 20 of Plats, Page 83, Records of King County, Washington; being situated in SE 1/4 of Section. Together with shore lands of the second class adjoining. EXCEPT that portion of the northerly 24 feet of said Lot 5, and shorelands of the second class adjoining, lying easterly of a line which is perpendicular to the north line of Lot 5 and which intersects said N line at a point which is 100 feet E of NW corner of said Lot 5. This instrument is given to correct description in instrument dated July 18, 1960 and recorded in Vol. 4062, Page 187 Aud. No. 5184940, records of King County.	Thomas R. Quinn and Ella L. Quinn, his wife Dec. 1, 1960	4104	625

20	21	4E	The N 129.08 feet of S 180.58 feet of W 483.22 feet of SE 1/4 of NE 1/4, more particularly described as follows: Beginning at a point on the W line of said subdivision which bears N 0°09’48” E 51.50 feet from the SW corner thereof; thence N 0°09’48” E 129.08 feet; thence S 89°51’38” E and parallel to the S line of said subdivision 483.22 feet; thence S 0°09’48” W and parallel to the W line of said subdivision, 129.08 feet; thence N 89°51’38” W 483.22 feet to the point of beginning.	Arthur O. Frank and Lucele K. Frank, his wife Nov. 9, 1960	4116	214

Peterson’s Addition to Fall City, according to plat recorded in Vol. 28 of Plats, Page 7, records of King County, Washington			Lots 3 and 4, Block 6. Right is reserved to use the northerly 10 feet of the described property for ingress to, egress from and service of the building on adjoining lot.	Paul Hutt, a widower Dec. 29, 1960	4129	546

10	25	SE	N 30 feet of the following described property: That portion of NW 1/4 of NW 1/4 beginning at SW corner of E half of said subdivision and running thence easterly along southerly line thereof to intersection a line which is parallel to and 30 feet easterly, measured at right angles from westerly line of E half of said NW 1/4 of NW 1/4; thence N 1°42’33” W along said	Fred A. Hutchinson and Ruth Hutchinson, his wife Dec. 12, 1960	4125	471

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			parallel line 430 feet to true .point of beginning of tract herein described; thence continuing N 1°43’33” W 100 feet; thence N 88°10’08” E parallel to southerly line of E half of said NW 1/4 of NW 1/4 of 298.91 feet, more or less, to easterly line of W half of E half of said NW 1/4 of NW 1/4; thence southerly along said easterly line to a point which is N 88°10’08” E from true point of beginning thence S 88°10’08” W parallel to southerly line of said NW 1/4 of NW 1/ 4 298.90 feet more or less, to true point of beginning.

Peterson’s Addition to Fall City, according to plat recorded in Vol. 28 of Plats, Page 7, records of King County, Washington			Lots 5 and 6, Block 6.	George Bennett and Effie J. Bennett, his wife Jan. 2, 1961	4129	547

Midway Soundview, according to plat recorded in Vol. 45 of Plats, Page 37			Lots 20 and 21	Watson-Hall Company Jan. 11, 1961	4130	119

14	22	3E	2nd Class Tide Lands in front of W 5 Acres of Lot 4	A. A. Tremper Treasurer of King County Mar. 2, 1961	4132	634

28	24	6E	Beginning at a point 1340 feet E and 30 4168 571 feet N of SW corner of SE 1/4; thence W 200 feet parallel with the S line of said subdivision; thence N 0°35’28” E 106 feet; thence S 89°17’18” E parallel with the S line of said subdivision to the southwesterly line of Primary State Highway No. 2; thence southwesterly to the true point of beginning.	Frank W. Walen and Mary C. Walen, his wife May 12, 1961	4168	571

28	24	6E	That portion of the S half of SE3 of 4163 599 Section. Beginning at the SW corner of said SE 1/4 ; thence along the S line of said subdivision S 89°17’18” E 900 feet; thence N 0°35’28” E 136 feet to the true point of beginning; thence continuing N	Inga M. Olsen and Lincoln F. Olsen, each an undivided one-half interest May 12, 1961	4163	599

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			0035l28” E 114 feet; thence S 89°17’18” E 409.79 feet, more or less, to the westerly margin of Primary State Highway No. 2; thence southeasterly along said westerly margin to a point bearing S 89°17’18” E from true point of beginning; thence N 89°17’18” W to true point of beginning.

24	25	5E	The S 200 feet of E 195.44 feet of the W half of SW 1/4 of SW 1/4 of SE 1/4 of Section, EXCEPT the S 30 feet thereof conveyed to King County for road by deed recorded under Auditor’s File No. 2665241.	D. Duane Biegen-zahn and Glenna J. Biegenzahn, his wife Oct. 17, 1961	4217	134

Spring Brook Five Acre Tracts, according to plat recorded in Vol. 8 of Plats, Page 82			Lot 4	Nelda Lucille McCutcheon, Nita Lenore Leonard, Myra Celeste Heath, Mildred Gowin, Mary Maxine Carey, Evangeline Madeline Verheyden, each as her separate estate Nov. 2, 1961	4217	192

2	24	5E	The N 230.00 feet of the E 230.00 feet of NE 1/4 of NE 1/4 ofSW 1/4. EXCEPT the E 30.00 feet thereof deeded to King County for roads by deeds recorded under and Auditor’s File Nos. 2879232 and 5108191, respectively, subject to ease- meat of record.	Sadie E. Hay, formerly Sadie E. Arndt, individually as Executrix of will of Edward L. Arndt, deceased Jan. 4, 1962	4229	567

			Parcel A

26	23	2E	The E 150 feet in width of the following described property: All tidelands of the Second Class running to the line of extreme low tide as measured along that portion of the Government meander line fronting on Government Lots 2 and 3, described as follows: Beginning at the intersection of said Government meander line with E line of Cove Wharf: (Also Known as Klockstad Dock); thence along said meander line N 77°00’00” E 350 feet.	Clarence E. Stohr, who acquired title as C. E. Stohr, a bachelor on July 6, 1955 Jan. 31, 1962	4285	416

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			Parcel B

			The easterly 150 feet of that portion of Government Lot 3, lying northerly of the N line of Government Lot 2, southeasterly of the meander line and westerly of the W boundary of that tract of land conveyed to Dan M. Folan and Helen A. Folan, his wife, under instrument recorded on Feb. 23, 1954, as King County Auditor’s file No. 4420829; said 150 feet being measured along the N line of Government Lot 2, (this line being also the S line of Government Lot 3). Subject To: right to pipe water across the northeasterly portion of said premises recorded under Auditor’s file No. 706194, easement for electric transmission and distribution line recorded under Auditor’s file No. 4838726, easement to construct, reconstruct, improve, repair, maintain and operate underground electric transmission submarine cables and concrete cable chases over and across said premises and other property recorded under Auditor’s file No. 5276260 and exceptions and reservations contained in deed from the State of Washington under which title to said tidelands of the second class is claimed recorded under Auditor’s file No. 1122594.

9	22	3E	That portion of Government Lot 3 described as follows: Beginning 31.05 feet W of SW corner of Block 1 of Portage First Addition, as per plat recorded in Vol. 14 of Plats, Page 97, records of King County; thence N 14°58’ E 524.72 feet; thence N 11°44’50” E 195.22 feet to the true point of beginning; thence N 11°44’ 50” E to the northeasterly line of said Government Lot; thence southeasterly along said line to a point bearing N 44° 28’ E of the true point of beginning; thence S 44°28’ W to the true point of beginning; EXCEPT County Road; situate in the County of King, State of Washington.	Wm. W. Mattson, Jr. and Bianca Deitz Mattson, his wife March 12. 1962	4257	408

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
Ace’s Friday Creek Hunting and Fishing Hideways, according to plat recorded in Vol 39 of Plats, Page 23, in King County, Washington			Lot 16, Block “D”.	Earl Kennell and Irene Kennell, husband and wife June 12, 1962	4288	439

26	23	2E	All of that portion of Government Lot 3, lying northerly of the N line of Government Lot 2, southeasterly of Government Meander Line and westerly of the W boundary of that tract of land conveyed to Dan M. Folan and Helen A Folan, his wife, under instrument recorded on Feb. 23, 1954, as Auditor’s File No. 4420829; EXCEPT that portion thereof conveyed to P.S.P.&Lt. Co., a Washington corporation, under instrument recorded June 11, 1962, as Auditor’s File No. 5438181. TOGETHER with all tidelands of the second class out to the line of extreme low tide fronting Government Lots 2 and 3 in Section 26, and lying westerly of the W boundary of those tidelands conveyed to P.S.P.& Lt. Co., a Washington corporation, under instrument recorded as Auditor’s File No. 5438181. EXCEPT any portion thereof lying southerly of the following described line: Beginning at the intersection of the Government Meander Line fronting said Government Lots 2 and 3 and the N line of said Government Lot 2; thence on a straight line N 84°23’15” W to the line of extreme low tide and the terminus of said line. Subject to Easement granted to State of Washington August 2, 1910, under Appl. No. 272 for wharf right-of-way; easements granted to P.S.P. & Lt. Co. under 4838726 and 5276260 and exceptions and reservations in deed from State of Washington under Auditor’s File Nos. 1122594, 1139099 and 4637198.	Clarence E. Stohr, husband of LaVerne Stohr, as his separate estate Sept. 21, 1962	4332	266

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
27	21	5E	Commencing at the SE corner; thence S 89°58’08” W 1105.50 feet along the S line of this section; thence N 00°09’36” W 807.70 feet along the W line of the E 67 rods of the S one half of the SE 1/4 of the N line of property described as recorded under King County Auditor’s File No. 3348853; thence S 80°49’ W 468.07 feet along this said N line; thence S 11.26 feet to the true point of beginning; thence S 34°13’ E 137.50 feet; thence S 55°47’ W 150.00 feet to the easterly right of way line of primary State Highway Number 5, which point is N 55°47’ E 50.00 feet from highway engineers spiral to tangent station 249 71.64; thence N 35°24’ W211.57 feet to a point on said easterly right-of-way line; thence N 81°24’ E 171.20 feet to the point of beginning. EXCEPT that portion situated within said highway right of way.	Ellen P. Beaty, a single woman on July 13, 1960, and at all times since said date June 26, 1962	4295	113

35	23	2E	The N 60 feet of the W 660 feet of the S half of N half of NE 1/4 of NE 1/4, EXCEPT county road; situate in the County of King, State of Washington.	Clifford C. Weidemann and Leeana H. Weidemann, his wife June 15, 1962	4302	385

6	22	3E	The W half of SW 1/4 of NW 1/4 of NE 1/4; EXCEPT County roads; situate in the County of King, State of Washington.	B. N. Shallit and Anne Shallitt, his wife June 18, 1962	4299	38

21	21	4E	Beginning at the point of intersection of the S right of way line of S 344th Street and the westerly right of way line of Primary State Highway No. 2 which point is 587.56 feet W and 30.00 feet S of E quarter corner of Section; thence S 36° 37’30” W a distance of 50.13 feet along the westerly right of way line of Primary State Highway No. 2; thence continuing along said right of way line S 51°12’ W a distance of 936.83 feet; thence N 627.25 feet to the S right of way line	Vance F. Sutter and Eleanor R. Sutter, husband and wife now and at all times since June 6, 1961 Dec. 7, 1962	4355	13

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			of S 344th Street; thence E 760.00 feet along said S right of way line to the true point of beginning. Subject to—Relinquishment of right of access to State Highway and of light, view and air under terms of deeds to the State of Washington, recorded under Auditor’s file Nos. 4741042, 4741043, 4980039.

25	23	4E	The N 330 feet of the NWT of SE 1/4 of NW 1 /4 and S 210 feet of Government Lots 2 and 11, both parcels lying between the W Valley Highway and P.S.E. right of way. EXCEPTING and RESERVING unto the grantors, their heirs and assigns, forever, all iron, natural gas, coal, oil and all minerals of any nature whatsoever, upon or in said land, together with the sole, exclusive and perpetual right to ex- lore for, remove and dispose of the same any means or methods suitable to the Grantors, their heirs and assigns, but without entering upon or using the surface of the land hereby conveyed, and in such manner as not to damage the surface of said land or to interfere with the use thereof by the Grantee, its successors and assigns.	B. Pille and Nellie Pille, husband and wife and the Glacier Park Company Dec. 31, 1962	4379	245

9	24	5E	The westerly 30 feet of the N 100 feet of the S 297.21 feet of the W half of SW 1/4 of NE 1/4, as referred to in that instrument recorded under Auditor’s File No. 3980872, records of King County, Washington.	Factoria Covenant Church Feb. 10, 1963	4386	128

29	24	5E	That portion of Government Lot 5, lying westerly of the Northern Pacific Railway Company’s right-of-way, together with shore lands of the second class, if any, abutting thereon, all of which is more particularly described as follows: Beginning at the quarter corner of the S line of said Sec. 29; thence N 89°58’36” W along the S line of said lot 5, a distance of 1113.01’ to the westerly line of said	J. H. Baxter& Co., a corporation	4399	458

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			Northern Pacific Railway Company’s right-of-way; thence N 29°44’54” E along said right-of-way line 849.62’; thence N 59°24’36” W 430.00’ to the true point of beginning; thence continuing N 59°24’36” W 100’; thence N 30°35’24” E 100’; thence S 59°24’36” E 100’; thence S 30° 35’24” W 100’ to the true point of beginning; together with a permanent easement for ingress and egress over and across the grantor’s existing roads and/or as said roads may be changed from time to time which roads cross a portion of the real property particularly described in the deed dated the 2nd day of September, 1958, recorded in King County Auditor’s vault file under file #4956849, Vol. 3840 of Deeds, p. 401, records of King County, Washington.
KITSAP COUNTY
27	23	2E	Portion of the NW 1/4 of SW 1/4 , beginning at NW corner of said subdivision (which is also the quarter corner common to sections 27 and 28,) thence S 1°43’42” W 170.81 feet along W line of said section 27, thence S 89°40’29” E 1,319.97 feet to E line of said subdivision, thence N 1°47’14” E 139.75 feet to the NE corner of said subdivision, thence N 88°19’35” W 1319.73 feet along the N line of said subdivision to point of beginning; EXCEPT the N, W and E 30 feet thereof, ALSO EXCEPT the S 60 feet thereof being deeded contemporaneously to Kitsap County for Road right of way and being more particularly described as follows: A strip of land 60 feet in width being 30 feet on each side of the following described center-line: Beginning at a point on the W line of section 27, which point is S 1°43’42” W 140.79 feet from the W quarter corner of said section 27; thence S 89°40’29” E 1320.06 feet to a point on	Wm. R. Carlson and Karen M. Carlson, husband and wife, now and continuously since and prior to June 15, 1951 April 24, 1961	727	698

KITSAP COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			The E line of the NW 1/4 of SW 1/4 of said section 27 which point is S 1º47’14” W 109.73 feet from the NE corner of said subdivision.

Jacobsen’s First Addition to the City of Bremerton as per plat recorded in Vol. 3 of Plats on Page 64, records of Kitsap County			Lots 8 & 9. Subject to easements, reservations and restrictions of record.	Mary Elsie Anderson Mascher, heir of Anna Anderson, individually and as executrix of the estate of Anna Anderson deceased, and Anna Anderson Grams, heir of Anna Anderson individually, both being married women dealing in their sole and separate property July 14, 1961	737	124

21 22 27 28	23 23 23 23	2E 2E 2E 2E	Starting at section corner common to Sections, 21, 22, 27 and 28; thence S 1º38’58” W along the W line of Section 27, 2647.41 feet to the quarter corner between Sections 27 and 28; thence S 88º56’35” E, 2639.75 feet to a monument consisting of an old flintlock rifle barrel in a mound of rocks, imbedded in concrete; thence N 1º50’42” E 100.00 feet; thence 88º56’35” E 330.73 ft; thence N 49º13’10” E 44.70 feet; thence N 5º44’26” E 95.48 feet; thence S 88º56’35” E 273.48 feet; thence S 49º40’03” E 60.00 feet; thence 88º56’35” E 77.94 feet to the true point of beginning of this description; thence S 49º40’03” E 61.55 feet to a point on the balanced government meander line; thence N 49º51’45” E along the balanced government meander line 59.16 feet to a point herein	Don S. Bancroft, a/k/a Donovan S. Bancroft, and Hertha M. Bancroft, a/k/a Hertha Willock Bancroft, husband and wife Sept. 4, 1961	739	476

KITSAP COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			denominated as Point A; thence N 88°56’35” W 92.17 feet to the true point of beginning, together with all tidelands of the second class to mean low tide, fronting and abutting thereon, and lying S of a line beginning at Point A above, and bearing N 88°56’35” E.

21 22 27 28	23 23 23 23	2E 2E 2E 2E	Starting at the section corner common to sections 21, 22, 27 and 28; thence S 1°38’58” W along the W line of Section 27, 2647.41 feet to the quarter corner between Sections 27 and 28; thence S 88° 56’35” E, 2639.75 feet to a monument consisting of an old flintlock rifle barrel in a mound of rocks, imbedded in concrete, which is the true point of beginning of this description; thence N 1°50’42” E, 100.00 feet; thence S 88°56’35” E, 330.73 feet; thence N 49°13’10” E 44.70 feet; thence N 5°44’26” E 95.48 feet; thence S 88°56’35” E 273.48 feet; thence S 49°40’03” E 60.00 feet; thence S 88° 56’35”, E 77.94 feet; thence S 49°40’03” E 61.55 feet to a point on the balanced government meander line; thence S 49° 51’45” W along the balanced government meander line 152.87 feet; thence N 88° 19’35” W, parallel to the S line of Government Lot 3, 200.00 feet; thence S 49° 51’45” W 125.00 feet; thence N 88°19’ 35” W along the S line of Government Lot 3, 410.12 feet to the center of said Section 27; which is marked with a 4” x 4” pumice block monument; thence N 1°57’22” E 28.42 feet to the true point of beginning. TOGETHER with second class tidelands fronting and abutting. Also easement rights.	John Parkhurst Willock and Ruby Porter Willock, husband and wife Aug. 16, 1961	737	129

32	24	1E	A portion of SW 1/4 of NE 1/4 described as follows: Beginning at a point on the S boundary of NE 1/4 of said Section, said point being S 88°25’22” E 736.10 feet from SW corner of NE 1/4; thence	Frank H. Peake and Alice R. Peake, husband and wife April 4, 1962	749	576

KITSAP COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			N 1°40’36” E 642.08 feet to S margin of Navy Yard Highway; thence along said S margin S 88°38’00” E 124.57 feet; thence N 89°10’00” E 55.47 feet; thence S 1°40’36” W 350 feet; thence N 88°25’ 22” W 105.00 feet to the true point of beginning; thence continuing N 88°25’22” W 25.00 feet; thence S 1°40’36” W 244.88 feet; thence S 88°25’22” E 25.00 feet; thence N 1°40’36” E 244.88 feet to the true point of beginning. SUBJECT to easement and water rights as shown by instrument recorded with the Auditor of Kitsap County, Vol. 82 of Deeds, Page 484 and with Reservation of mines, minerals and petroleum oil, and means of working same, as shown by instrument recorded with the Auditor of Kitsap County, Vol. 41 of Deeds, Page 228.

32	24	1E	Parcel 1: The N 380 feet of W 320 feet of SE 1/4 of NW 1/4 of NE 1/4. Parcel 2: The W 125 feet of SE 1/4 of NW 1/4 of NE 1/4; EXCEPT N 380 feet thereof, AND ALSO the W 125 feet of that portion of NE 1/4 of SW 1/4 of NE 1/4, lying N of the railroad right of way granted to the U.S. of America, by deed recorded under Auditor’s File No. 408891. Parcel 3: That portion of the NEB 4 of SW 1/4 of NE 1/4, included within a strip of land 85.00 feet wide and being 45.00 feet on the W side and 40.00 feet on the E side of the following described line: Beginning at a point on the N line of said NE quarter of SW 1/4 of NE 1/4 of said Section, said point being 65.00 feet E, measured along said N line from the NW corner of said subdivision; thence S 1°35’ 39” W, parallel with the W line of said subdivision, 340.00 feet; thence S 2°09’ 15” E, 330.00 feet more or less, to the S line of said NE 1/4 of SW 1/4 of NE 1/ 4 of Section; EXCEPTING therefrom that portion thereof lying N of S line of the railroad	Magnus C. Solid and Freida M. Solid, husband and wife May 25, 1962	752	616

KITSAP COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			right of way granted to the United States of America, by deed, recorded under Auditor’s file No. 408891; ALSO EXCEPTING that portion thereof lying within Old Belfair Road as now established. Subject to easements.

15	24	lE	The E 2 acres of the S half of NW 1/4 of NW 1/4 of SE 1/4 ; EXCEPT the S 20 feet thereof as conveyed to the City of Bremerton by deed recorded October 5, 1948, under Auditor’s File No. 477271.	Jennie Kelly also known as Jannette Kelly, as her separate estate Dec. 28, 1962	770	269

21	24	1E	Beginning at a concrete monument set on the northerly line of County Road No 150, said monument being set at the corner common to the SE and SW quarters of Section 16 and NE and NW quarters of Section 21 in said township and range; thence along the northerly line of said road, N 89°46’48” E, 859.61 feet, to its intersection with the northerly prolongation of the center line of Wilkes Avenue; thence along said northerly prolongation and along said center line, S 0°13’12” E, 306.01 feet, to the true point of beginning; thence continuing along said center line S 0°13’12” E, 77.68 feet, to the beginning of a curve to the right having a radius of 263.74 feet and a central angle of 25°37’58”; thence southwesterly along said curve a distance of 117.99 feet; thence continuing along said center line, S 25°24’46” W, 364.20 feet, to its intersection with the center line of Kean Street; thence along the center line of Kean Street, S 64°35’14” E, 60.59 feet, to the beginning of a curve to the right having a radius of 621.34 feet and a central angle of 24°52’06”; thence southeasterly along said curve, a distance of 269.68 feet, thence continuing along said center line, S 39° 43’08” E, 469.69 feet, to the beginning of a curve to the right having a radius of 492.45 feet and a central angle of 15° 22’15”; thence southeasterly along said	Bremerton Industrial Park, Inc. Dec. 26, 1961	744	230

KITSAP COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			curve, a distance of 132.12 feet, to the east line of the tract of land conveyed to Arcair Company by the United States of America, by quit claim deed dated October 6, 1958, and recorded in Vol. 679, at Page 366 of Deeds, records of said Kitsap County, Washington, thence along said E line, N 0°34’22” E, 160.04 feet; thence N 2°55’27” W, 491.80 feet, thence N 89° 47’00” E, 30.00 feet; thence N 0°34’22” E 125.00 feet; thence leaving said E line, S 89°47’00” W, 175.00 feet; thence N 0°34’22” E, 350.00 feet; thence N 78° 39’22” W, 296.57 feet to the true point of beginning.

KITTITAS COUNTY

15	22	11E	That portion of the NE 1/4 of NEB of SW 1 /4 described as follows: Beginning at the SE corner of said subdivision, thence N 0° 1’00” along center line of said Section 15, 120 feet, thence N 89°41’53” W parallel with the southerly line of said subdivision to the intersection of the northeasterly right of way line of the Chicago, Milwaukee, St Paul & Pacific Railroad, thence S 14°42’30” E along said right of way line to the southerly line of said subdivision; thence S 89°41’53” E 123.67 feet to the point of beginning, except that portion now occupied by the roadway.	William A. Santee, as his separate property July 19, 1960	106	453

28	20	15E	That portion of the NE 1/4 of NE 1/4 particularly described as follows: Beginning at a point on the W line of said Section, said point being N 0°44’ B 803.20 feet northerly measured along said W line from the W quarter corner of said Section 28; thence N 73°07’20” E 4593.90 feet along the center line of the Rocky Reach Maple Valley Transmission Line right of way; thence continuing along said center line N 70°16’20” E 541.85 feet; thence S 19°43’40” E 75.00 feet to a point on	Northern Pacific Railway Company Nov. 14, 1961	109	321

KITTITAS COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			the southerly right of way line of said transmission line and the true point of beginning; thence S 13°12’40” E 220.00 feet; thence S 76°47’20” W 200.00 feet; thence N 13°12’40” W 197.15 feet to a point on the southerly right of way line of said transmission line; thence N 70° 16’ 20” E 201.29 feet along said right of way line to the said true point of beginning. The above described tract of land contains ninety-six hundredths acres, more or less. Mineral reservations to grantor.

PIERCE COUNTY

36	20	4E	Beginning 30 feet W of NE corner of NE 1/4 of NE 1/4 of Section; thence W 198 feet to NE corner of property recorded in the book of deeds under Pierce County Auditor’s Fee No. 1711935; thence S along the E line of said property and said line extended S 315 feet; thence E 198 feet; thence N 315 feet to the point of beginning. Subject to exceptions and reservations contained in deed from the State of Washington to grantor.	Leon L. Wade and Ruth J. Wade, husband and wife Dec. 20, 1960	1239	33

36	20	2E	Beginning at an iron pipe marking the NW corner of SE 1/4 of SE 1/4 , running thence S 0°03’ E along the W line of said SE 1/4 of said SE 1/4 a distance of 341.16 feet to the northwesterly line of the City of Tacoma’s old flume line property; thence N 46°01’ E along said northwesterly line a distance of 41.67 feet to the true point of beginning;	Albert J. Fox, an unmarried man, in his sole, separate and individual capacity Jan. 26, 1961	1240	494

			Thence continuing N 46°01’ E along said northwesterly line a distance of 138.17 feet; thence continuing along said northwesterly line N 39°35’ E a distance of 55.13 feet; thence S 50°25’ E a distance of 66.00 feet to a point on the southeasterly line of the aforementioned flume line; thence S 39°35’ W along said southeasterly

PIERCE COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			line a distance of 58.83 feet; thence continuing along said southeasterly line S 46°01’ W a distance of 205.43 feet; thence N 0°03’ W a distance of 91.60 feet to the true point of beginning.

			This Deed is in lieu of and substitution for Deed dated August 30, 1960, as recorded in Vol. 1230 of Deeds, Page 877, under Auditor’s Fee No. 1900431, records of said county.

Taylor’s View Addition, according to plat recorded in Book 5 of Plats at Page 73, records of said County			Lot A & Lots 1 to 7, Inclusive, Block 3.	James H. March Liquidating Trustee, of M&M Construction Inc., a dissolved corporation March 17, 1961	1244	547

24	19	4E	The E 160 feet of the N 100 feet of the W half of the NW 1/4.	Puget Sound Pulp & Timber Company July 3, 1961	1253	806

LakeTappsEvergreen Point, according to Plat recorded in Book 16 of Plats, Pages 90 & 91, in Pierce County, Washington			Lot 30, Block 1.	Arthur L. Dibley and Katherine Dibley, husband and wife Aug. 28, 1961	1258	3

Snell’s Plat of part of the Adam Benton D.C., according to Plat recorded in Book 7 of Plats at Page 87			Beginning at the NW corner of Lot 7, thence E along said N line 218,45 feet; thence S 47 feet; thence E 8 feet; thence S 65.54 feet; thence W 254.59 feet to the W line of said Lot 7; thence north easterly along the said W line to point of beginning. EXCEPT Milwaukee Avenue. Beginning at the SW corner of Lot 7, thence E along said S line 235.20 feet; thence N 108.06 feet; thence E 55.15 feet; thence N 23 feet; thence W 257.58 feet to the W line of said Lot 7; thence southwesterly along said W line to point of beginning. EXCEPT Milwaukee Avenue. Subject to Mortgage dated June 2,	Josephine E. Keel, an unmarried woman Dec. 20, 1961	1266	508

PIERCE COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			1924, executed by Puget Sound Power & Light Company, a Massachusetts corporation, to Old Colony Trust Company, a corporation, as Trustee, to secure payment of principal and interest of bonds; recorded June 30, 1924 in Book 251 of Mortgages at Page 35 under Auditor’s Fee No. 716466, and filed under Auditor’s Fee No. 716467, records of said county, which Mortgage affects also other property; and the 47 supplemental indenture to the same mortgagee executed and recorded since the date of said mortgage. This deed is intended to correct the description contained in a deed between the parties dated November 30, 1961 and recorded on December 7, 1961 in Volume 1265 of Deeds at Page 132.

C. D. Hillman’s Pacific City Division Number 4, according to plat recorded in Book 8 of Plats at Pg. 36			The E 60 feet of N 120 feet of Lot 6, Block 69.	George David Keck and Evelyn Amanda Keck husband and wife May 21, 1962	1281	98

21	20	4E	Beginning at the intersection of the center line of Valley Ave. (Old Pacific Highway) and the E boundary line of the Puyallup Indian Reservation in the NE 1/4; thence N 36°43’ W 187.52 feet along said center line; thence N 37° E 306.25 feet parallel to and 180.00 feet distance from said E boundary line; thence S 53° E 180.00 feet to said E boundary line; thence S 37° W 358.83 feet along said E boundary line to the point of beginning; LESS the southeasterly 20 feet and the southwesterly 30 feet heretofore dedicated for roads. Subject to Mortgage dated June 2, 1924, executed by Puget Sound Power & Light Company.	Joseph A. Meyer, a single man and William Haiker, surviving husband of Mary Meyer Haiker, deceased Jan. 10, 1962	1267	738

12	20	4E	Beginning at an iron monument marking the center of section 12, thence N 89°20’ W 1529.56 feet along the E-W center line of said section, to a point on the E boundary	Edward A. Hansen and Thelma Hansen, husband and wife Sept. 24, 1962	1290	651

PIERCE COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			of St. Paul Boulevard as designated upon the Plat of C. D. Hillman’s Pacific City Division Number 4, according to plat recorded in Book 8 of Plats at Page 36; thence N 00°23’22” W 1062.13 feet along the E line of said St. Paul Boulevard to the true point of beginning; thence S 89° 42’45” E 305.60 feet; thence N 00°23’ 22” W 260.00 feet to a point on the N boundary line of the SE 1/4 of NW 1/4 of said section 12; thence N 89°42’ 45” W 52.77 feet along said boundary line to a point on the E boundary line of Lot 6, Block 70 of said Addition; thence S 03°28’25” W 54.88 feet; thence S 89°54’08” W 250.50 feet to a point on the E boundary of said St. Paul Boulevard; thence S 00°23’22” E 203.08 feet along said E boundary of St. Paul Boulevard to the true point of beginning.

Snell’s Plat of part of the Adam Benton D.C., according to Plat recorded in Book 7 of Plats at Page 87			Beginning at a point which is 594.60 feet W and 112.54 feet S of the NE corner of Lot 7; which point is also the SE corner of the tract first described in a Deed to Puget Sound Power & Light Company dated December 20, 1961, and recorded December 27, 1961, in Volume 1266 of Deeds at Page 508, Records of Pierce County; thence S 12 feet; thence W 226.67 feet to the E line of Milwaukee Avenue; thence N 14°02’10” E 12.37 feet along said E line to the SW corner of the aforesaid tract; thence E 223.67 feet to the point of beginning.	Walter K. Mathews and Doris E. Mathews, husband and wife July 13, 1962	1285	526

			AND Beginning at NE corner of Lot 7; thence S 60 feet along E line of said Lot 7; thence W 594.60 feet to a point on the E line of the tract first described in a Deed to Puget Sound Power & Light Company dated December 20, 1961 and recorded December 27, 1961, in Vol. 1266 of Deeds at Page 508, Records of Pierce County; thence along said E line

PIERCE COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			N 13.00 feet; thence W 8.00 feet; thence N 47.00 feet to the N line of said Lot 7 and the NE corner of the aforesaid tract; thence E along said N line 602.60 feet to the point of beginning; containing 0.84 Acres, more or less.

26	19	3E	That part of the following described property lying E of Waller Road Extension and N of Military Road: Beginning at the Stone Monument at the NW corner of NE 1 /4 of section; thence southerly along the W line of said subdivision, 1390.16 feet to the true point of beginning; thence easterly at right angles to said W line of said subdivision 200 feet; thence southerly parallel to said line of said subdivision to the center line of Military Road; thence northwesterly along said center line of Military Road to the W line of said subdivision; thence N 248.40 feet to the point of beginning.	Audrey M. Hansen, as her separate property Dec. 11, 1962	1296	315

SKAGIT COUNTY

5	33	4E	A portion of NW 1/4 of NW 1/4 of Section 5. Beginning at the NW corner of said subdivision; thence S 89°05’E along the N line of said subdivision 30.15 feet; thence S 4°44’ E parallel to W line of said subdivision 30.15 feet to point of intersection of E line of State Highway with S line of Hickox Road, said point being true point of beginning for this description; thence S 4°44’ E 200.0 feet; thence S 89°05’ E 200.0 feet; thence N 4°44’ W 200.0 feet to S line of the Hickox Road; thence N 89°05’ W 200.0 feet to true point of beginning.	Clara Albert, a widow, Luther Rhone and Margaret Rhone, his wife July 31, 1961	317	747

4	34	2E	That portion of N half of SW 1/4 of SE 1 /4 of Section 4. Beginning at NW corner of said subdivision; thence S 0°52’ W along the W line of said subdivision, a distance of 177 feet; thence N 89°55’	George Michaud and Ellen Michaud, his wife March 1, 1963	328	782

SKAGIT COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			E 20 feet to the true point of beginning; thence continuing N 89°55’ E 220 feet; thence S 0°52’ W 100 feet; thence S 89°55’ W 220 feet, to a point 20 feet E of the W line of said subdivision; thence N 0°52’ E 100 feet to the true point of beginning.

Northern Pacific Addition to Anacortes, as per plat recorded in Volume 2 of plats, page 9, records of Skagit County			Lots 19, 20, 21 and 22, Block 907.	First Western Company, a corporation of the State of Washington Apri117, 1962	322	706

Railroad Addition to Anacortes, as per plat recorded in Vol. 2 of Plats, Page 36, records of Skagit County			Vacated Blocks 23 and 24. Together with that portion of the E one-half of vacated Sr., 3rd Avenue adjoining said Block 23 on the W, Together with that portion of vacated 2nd Avenue adjoining said Blocks 23 and 24, Together with that portion of the vacated S one-half of vacated Wabasha 1Street adjoining said Block 23 and 24, on the North, and adjoining said portions of vacated 2nd and 3rd Avenues, and r, Together with that portion of the N one-half of vacated Madison Street, adjoining said Blocks 23 and 24, and adjoining said portion of vacated 2nd and 3rd Avenues, situate in the County of Skagit, State of Washington.	Wayne W. Bruner, a widower, individually and as administrator with the will annexed of the estate of Lucile E. Bruner, also known as Estel Lucile Bruner deceased June 19, 1963	331	689

THURSTON COUNTY

Williams First Addition to Olympia as recorded in Volume 1 of Plats, Page 30;			The N 9.5 feet of Lot 7 and all of Lot 8 in Block 92, EXCEPTING therefrom the E 4 feet.	R. K. Gates and Pearl J. Gates, his wife Sept. 14, 1960	345	571

THURSTON COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
14	18	1W	The W 140.83 feet of that part of SW 1/4 of SW 1/4 of Section 14 and the E 30 feet of that part of the SE 1/4 of SE 1/4 of Section 15, lying between county road known as Steilacoom Road and Secondary State Highway No. 5-1.	Joe F. McReynolds, as assignee in common law assignment dated Feb. 20, 1959 and recorded under File No. 611635 Nov. 30, 1960	348	14

15	18	1W

Crosby Donation Claim No 63, Township 18 N Range 2W., W.M.			Beginning at a point 30 feet W of the NW corner of Block 63 of Tumwater as recorded in Vol. 2 of Plats, Page 18; running thence W 30 feet and S parallel with the W line of said block 256 feet; thence E 30 feet and N 256 feet to the point of beginning.	Thomas E. Lozier and Helen R. Lozier, husband and wife Nov. 28, 1961	357	372

WHATCOM COUNTY

32	38	3E	The N 25 feet of the following described tract: The N 180 feet fronting Yew Street and of the E 242 feet of N half of N half of NE 1/4 of SE 1/4. LESS roads.	Leslie W. Mumm Eloise F. Mumm, his wife March 23, 1962	474	239

32	38	3E	The N 25 feet of the following described tract: The N half of NE 1/4 of NE 1/4 of SE 1/4, except the N 180 feet of E 242 feet of Section. LESS roads.	Florence R. Comfy, as her separate property March 23, 1962	474	238

16	39	3E	The S 200 feet of the W 200 feet, exclusive of roads, of the SW 1/4 of SW 1/4. LESS roads.	Henry Mans and Margaret Mans, his wife Feb. 1, 1963	481	689

TO HAVE AND TO HOLD all and singular the said rights, privileges, easements, licenses and franchises and also all other property and interest of any kind and of every nature that, by virtue of any provision hereof or of the Indenture or otherwise, has or shall hereafter become subject to the Indenture, to the Trustee, its successor or successors and assigns, forever;

BUT IN TRUST NEVERTHELESS, for the equal and proportionate benefit and security (except as otherwise expressly provided) of all present and future holders of the Bonds and interest obligations issued and to be issued under and secured by the Indenture, and to secure the payment of such Bonds and the interest thereon, in accordance with the provisions of said Bonds and of the Indenture, without priority or distinction as to lien or otherwise of any Bonds over any other Bonds so that, except as otherwise expressly provided, the principal of, and the premium, if any, and interest on, every such Bond shall be equally and proportionately secured by the Indenture, as if all said Bonds had been issued, sold and delivered for value simultaneously with the execution of the Original Mortgage, and to secure the performance of and compliance with the covenants and conditions of the Indenture, pursuant to and under and subject to the provisions and conditions and for the uses hereinafter and in the Indenture set forth; it being hereby agreed as follows, to wit:

ARTICLE ONE.

Bonds of the 1993 Series and Certain Provisions

Relating Thereto.

SECTION 1.01. A. Terms of Bonds of the 1993 Series. There shall be hereby established a series of Bonds, known as and entitled “First Mortgage Bonds, 4 5/8 % Series due 1993” (herein referred to as the “Bonds of the 1993 Series”). The aggregate principal amount of the Bonds of the 1993 Series shall not be limited, except as provided in Section 3.01 and in Article Five of the Indenture, and hereafter as may be provided in any indenture supplemental thereto.

The definitive Bonds of the 1993 Series shall be coupon Bonds of the denomination of $1,000, registerable as to principal, and registered Bonds without coupons of the denominations of $1,000 or any multiple thereof.

The coupon Bonds of the 1993 Series shall be dated as of November 1, 1963, which date shall be the date of the commencement of the first interest period for all Bonds of the 1993 Series, and the registered Bonds of the 1993 Series without coupons shall be dated as provided in Section 3.05 of the Indenture. All Bonds of the 1993 Series shall mature November 1, 1993, and shall bear interest at the rate of 4 5/8 % per annum until the payment of the principal thereof, such interest to be payable semi-annually on May 1 and November 1 in each year. The principal of, and the premium, if any, and interest on, the Bonds of the 1993 Series shall be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of the Trustee in the City of Boston, Massachusetts, or of its successor in trust, or, at the option of the holders of the Bonds of the 1993 Series, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington.

The definitive Bonds of the 1993 Series may be issued in the form of Bonds engraved, printed or lithographed on steel engraved borders.

As permitted by the provisions of Section 3.10 of the Indenture and upon payment at the option of the Company of the charges provided in Section 3.11 of the Indenture, registered Bonds of the 1993 Series without coupons may be exchanged for a new registered Bond or Bonds of different authorized denominations of like aggregate principal amount or for a like aggregate principal amount of coupon Bonds of said series, with coupons attached representing interest from the last interest payment date to which interest has been paid on the registered Bonds surrendered in exchange, or both, and coupon Bonds of the 1993 Series may be exchanged for a like aggregate principal amount of registered Bonds of the said series without coupons of the same or a different authorized denomination or denominations.

The Trustee hereunder shall, by virtue of its office as such Trustee, be a paying agent of the Company for the purpose of the payment of the principal of, and premium, if any, and interest on, the Bonds of the 1993 Series and the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the 1993 Series.

B. Forms of Bonds of the 1993 Series. The coupon Bonds of the 1993 Series, the interest coupons to be attached thereto, the registered Bonds of said series, and the Trustee’s authentication certificate to be executed on all of the Bonds of said series, shall be in substantially the following forms, respectively:

[FORM OF COUPON BOND OF THE 1993 SERIES]

No. M	$1,000

PUGET SOUND POWER & LIGHT COMPANY

Incorporated under the Laws of the State of Washington

FIRST MORTGAGE BOND, 4 5/8 % SERIES DUE 1993

DUE NOVEMBER 1, 1993

PUGET SOUND POWER & LIGHT COMPANY, a corporation organized and existing under the laws of Washington (hereinafter called the “Company” which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to the bearer, or, if this bond be registered, to the registered owner hereof, the sum of One Thousand Dollars ($1,000) on November 1, 1993, or earlier as hereinafter provided, with interest thereon from November 1, 1963, at the rate of 4 5/8 % per annum, payable semi-annually on the first days of May and November in each year until payment of the principal hereof but, as to interest due at or prior to maturity, only upon surrender of the appropriate coupons attached hereto as they severally become due.

Both principal and interest of this bond (and premium, if any) are to be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of Old Colony Trust Company, Boston, Massachusetts, or of its successor in trust, or, at the option of the holder hereof, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington.

This bond is one of the bonds, of the above designated series, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as First Mortgage Bonds, all issued or to be issued in one or more series under and secured by a First Mortgage dated as of June 2, 1924, executed and delivered by the Company to Old Colony Trust Company as Trustee, as supplemented and/or modified by indentures supplemental thereto, including particularly the Fortieth Supplemental Indenture, dated as of September 1, 1954, in Part II of which are set forth the revised provisions of said First Mortgage as theretofore and then supplemented and modified, and the Forty-eighth Supplemental Indenture dated as of November 1, 1963, relating, among other things, to the bonds of the above designated series, and by all other instruments supplemental thereto (herein sometimes called the “Indenture”) reference to each and all of which is hereby made for a description of the property mortgaged and pledged as security for said bonds, the rights and remedies of the holder of this bond in regard thereto, and the terms and conditions upon which bonds may be issued.

This bond is to be treated as negotiable, subject to the requirements for registration as to principal hereinbelow provided, and all persons are invited by the Company and the holder hereof for the time being to act accordingly. The principal and interest hereby secured will be paid without regard to any equities between the Company and the original or any intermediate holder hereof.

The bonds of this series are subject to redemption prior to maturity as a whole at any time or in part from time to time (a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Regular Redemption Price”, and (b) for the sinking and improvement fund for the bonds of this series, for the depreciation fund provided for in the Indenture, and by the application of proceeds of certain property subject to the lien thereof as provided in the Indenture, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Special Redemption Price”:

Twelve Months’ Period Beginning November 1	Regular Redemption Price %	Special Redemption Price %	Twelve Months’ Period Beginning November 1	Regular Redemption Price %	Special Redemption Price %
1963	107.00	100.41	1978	102.80	100.27
1964	107.00	100.40	1979	102.60	100.26
1965	107.00	100.40	1980	102.40	100.25
1966	106.00	100.39	1981	102.20	100.23
1967	105.00	100.38	1982	102.00	100.22
1968	104.80	100.37	1983	101.80	100.20
1969	104.60	100.37	1984	101.60	100.19
1970	104.40	100.36	1985	101.40	100.17
1971	104.20	100.35	1986	101.20	100.15
1972	104.00	100.34	1987	101.00	100.13
1973	103.80	100.33	1988	100.80	100.12
1974	103.60	100.32	1989	100.60	100.10
1975	103.40	100.31	1990	100.40	100.07
1976	103.20	100.30	1991	100.20	100.05
1977	103.00	100.29	1992	100.00	100.00

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice (unless notice is waived by the holders of all the bonds of this series called for redemption) given by publication at least once each week for three successive calendar weeks, the first publication to be not less than thirty days nor more than ninety days prior to the date fixed for redemption, in a newspaper, printed in the English language, customarily published at least five days a week, excluding legal holidays, and of general circulation in the City of Boston, Massachusetts, and in similar newspapers published and of general circulation in the Borough of Manhattan, City and State of New York and in the City of Seattle, State of Washington, respectively; provided that if all of the bonds of this series at the time outstanding shall be registered bonds without coupons and/or coupon bonds registered as to principal, such notice may be given by registered mail in lieu of such publication; all as more fully provided in the Indenture.

If this bond is duly designated for redemption, if payment of the principal hereof, together with accrued interest, and premium, if any, is irrevocably provided for, and if notice of such redemption shall have been duly given, provided for or waived, this bond shall cease to be entitled to the lien of the Indenture from and after the date such payment is irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

The Indenture provides that (1) the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding of each series affected, may effect, by an indenture supplemental to the Indenture, further modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the holder hereof which will (a) extend the maturity of this bond or reduce the rate or extend or otherwise change the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived; and (2) the holders of like percentages of the principal amount of the bonds outstanding and of each series thereof may waive certain uncured past defaults and the consequences thereof.

In certain events of default, the principal of this bond may become or be declared due and payable before maturity as provided in said Indenture.

This bond, with all appropriate coupons, is either singly, or together with other coupon bonds of the same series as this bond, exchangeable at the option of the holder, upon surrender thereof in bearer form and upon payment of a reasonable charge, but subject to the terms, conditions and limitations expressed in said Indenture, for a registered bond or bonds without coupons of the same series as this bond, and of the same aggregate principal amount of any denomination or denominations authorized by the Indenture.

This bond shall pass by delivery except while registered as to principal.

This bond, but not its coupons, may from time to time be registered as to principal at the option of the holder on the books of the Company at the principal corporate trust office of the Trustee, and if so registered shall pass only by transfer on such books, unless such transfer shall have been made and registered to bearer, in which case it shall again pass by delivery until again registered. Registration shall not affect the negotiability of the coupons, which shall continue to be transferable by delivery, and the payment of any coupon to the bearer thereof shall be a discharge of the Company in respect of the interest therein mentioned.

It is a part of the contract herein contained that each holder hereof waives all right of recourse to any personal, statutory or other liability of any promoter, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation for the collection of any indebtedness hereunder as more fully provided in said Indenture.

This bond shall not become obligatory for any purpose or be entitled to any security or benefit under said Indenture until the certificate hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, PUGET SOUND POWER & LIGHT COMPANY has caused these presents to be executed in its corporate name and behalf by the facsimile of the signature of its President or one of its Vice Presidents and by the facsimile of the signature of its Treasurer or an Assistant Treasurer or its Secretary, thereunto duly authorized, and its corporate seal or a facsimile thereof to be hereto affixed, and has likewise caused the annexed coupons to be authenticated by a facsimile of the signature of its Treasurer, all as of the first day of November, 1963.

PUGET SOUND POWER & LIGHT COMPANY,

By
President

And by
Treasurer

[GENERAL FORM OF INTEREST COUPON APPURTENANT TO

COUPON BONDS OF THE 1993 SERIES]

$ *	No.

On            ,19     upon surrender hereof, unless the bond mentioned below shall previously have become due and payable and payment shall have been duly provided therefor, PUGET SOUND POWER & LIGHT COMPANY will pay to the bearer at the principal corporate trust office of Old Colony Trust Company, in the City of Boston, Massachusetts, or of its successor in trust, or, at the option of the holder hereof, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington, the amount shown hereon above, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, being six months’ interest then due on its First Mortgage Bond, 4 5/8 % Series due 1993 No. M

Treasurer.

*	May 1 coupon will be $23.13.
*	November 1 coupon will be $23.12.

[FORM OF REGISTRATION]

NOTICE: No writing below except by a Bond Registrar.

Date of Registration	Name of Registered Owner	Signature of Bond Registrar

[FORM OF REGISTERED BOND OF THE 1993 SERIES WITHOUT COUPONS]

No. R	$

PUGET SOUND POWER & LIGHT COMPANY

Incorporated under the Laws of the State of Washington

FIRST MORTGAGE BOND, 4 5/8 % SERIES DUE 1993

DUE NOVEMBER 1, 1993

PUGET SOUND POWER & LIGHT COMPANY, a corporation organized and existing under the laws of Washington (hereinafter called the “Company” which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to                                          or registered assigns, the sum of                      Dollars ($            ) on November 1, 1993, or earlier as hereinafter provided, and to pay to said payee, or registered assigns, interest hereon from the date hereof at the rate of 4 5/8 % per annum, payable semi-annually on the first days of May and November in each year until payment of the principal hereof.

Both principal and interest of this bond (and premium, if any) are to be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of Old Colony Trust Company,

Boston, Massachusetts, or of its successor in trust, or, at the option of the registered holder hereof, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington.

This bond is one of the bonds, of the above designated series, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as First Mortgage Bonds, all issued or to be issued In one or more series under and secured by a First Mortgage dated as of June 2, 1924, executed and delivered by the Company to Old Colony Trust Company as Trustee, as supplemented and/or modified by indentures supplemental thereto, including particularly the Fortieth Supplemental Indenture, dated as of September 1, 1954, in Part II of which are set forth the revised provisions of said First Mortgage as theretofore and then supplemented and modified, and the Forty-eighth Supplemental Indenture dated as of November 1, 1963, relating, among other things, to the bonds of the above designated series, and by all other instruments supplemental thereto (herein sometimes called the “Indenture”) reference to each and all of which is hereby made for a description of the property mortgaged and pledged as security for said bonds, the rights and remedies of the holder of this bond in regard thereto, and the terms and conditions upon which bonds may be issued.

This bond is to be treated as negotiable, subject to the requirements for registration hereinbelow provided, and all persons are invited by the Company and the holder hereof for the time being to act accordingly. The principal and interest hereby secured will be paid without regard to any equities between the Company and the original or any intermediate holder hereof.

The bonds of this series are subject to redemption prior to maturity as a whole at any time or in part from time to time (a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Regular Redemption Price”, and (b) for the sinking and improvement fund for the bonds of this series, for the depreciation fund provided for in the Indenture and by the application of proceeds of certain property subject to the lien thereof as provided in the Indenture, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Special Redemption Price”:

Twelve Months’ Period Beginning November 1	Regular Redemption Price %	Special Redemption Price %	Twelve Months’ Period Beginning November 1	Regular Redemption Price %	Special Redemption Price %
1963	107.00	100.41	1978	102.80	100.27
1964	107.00	100.40	1979	102.60	100.26
1965	107.00	100.40	1980	102.40	100.25
1966	106.00	100.39	1981	102.20	100.23
1967	105.00	100.38	1982	102.00	100.22
1968	104.80	100.37	1983	101.80	100.20
1969	104.60	100.37	1984	101.60	100.19
1970	104.40	100.36	1985	101.40	100.17
1971	104.20	100.35	1986	101.20	100.15
1972	104.00	100.34	1987	101.00	100.13
1973	103.80	100.33	1988	100.80	100.12
1974	103.60	100.32	1989	100.60	100.10
1975	103.40	100.31	1990	100.40	100.07
1976	103.20	100.30	1991	100.20	100.05
1977	103.00	100.29	1992	100.00	100.00

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice (unless notice is waived by the holders of all the bonds of this series called for redemption) given by publication at least once each week for three successive calendar weeks, the first publication to be not less than thirty days nor more than ninety days prior to the date fixed for redemption, in a newspaper, printed in the English language, customarily published at least five days a week, excluding legal holidays, and of general circulation in the City of Boston, Massachusetts, and in similar newspapers published and of general circulation in the Borough of Manhattan, City and State of New York and in the City of Seattle, State of Washington, respectively; provided that if all of the bonds of this series at the time outstanding shall be registered bonds without coupons and/or coupon bonds registered as to principal, such notice may be given by registered mail in lieu of such publication; all as more fully provided in the Indenture.

If this bond or any portion hereof ($1,000 or any multiple thereof) is duly designated for redemption, if payment of the principal hereof or of such portion, together with accrued interest, and premium, if any, is irrevocably provided for, and if notice of such redemption shall have been duly given, provided for or waived, this bond or such portion shall cease to be entitled to the lien of the Indenture from and after the date such payment is irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made at the option of the registered owner, either (a) upon presentation of this bond for notation hereon of such payment of the portion of the principal of this bond so called for redemption, or (b) upon surrender of this bond in exchange for a bond or bonds, in either registered or coupon form (but only of authorized denominations of the same series), for the unredeemed balance of the principal amount of this bond.

The Indenture provides that (1) the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding of each series affected, may effect, by an indenture supplemental to the Indenture, further modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend or otherwise change the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived; and (2) the holders of like percentages of the principal amount of the bonds outstanding and of each series thereof may waive certain uncured past defaults and the consequences thereof.

In certain events of default, the principal of this bond may become or be declared due and payable before maturity as provided in said Indenture.

This bond is transferable by the registered owner hereof in person or by his duly authorized attorney, on books of the Company kept for the purpose,

at the principal corporate trust office of the Trustee upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of the charges provided for in the Indenture, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

The registered owner of this bond at his option may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series but of other authorized denominations or coupon bonds of the same series of the denomination of One Thousand Dollars, bearing coupons representing interest from the last interest payment date to which interest has been paid on this bond, or both such registered bonds and coupon bonds, upon payment, if the Company shall so require, of the charges provided for in the Indenture and subject to the terms and conditions therein set forth.

Payment of interest by the Company to the registered holder of this bond will be a discharge of the Company with respect to such interest.

It is a part of the contract herein contained that each holder hereof waives all right of recourse to any personal, statutory or other liability of any promoter, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation for the collection of any indebtedness hereunder as more fully provided in said Indenture.

This bond shall not become obligatory for any purpose or be entitled to any security or benefit under said Indenture until the certificate hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, PUGET SOUND POWER & LIGHT COMPANY has caused these presents to be executed in its corporate name and behalf by the facsimile of the signature of its President or one of its Vice Presidents and by the facsimile of the signature of its Treasurer or an Assistant Treasurer or its Secretary, thereunto duly authorized, and its corporate seal or a facsimile thereof to be hereto affixed, all as of

PUGET SOUND POWER & LIGHT COMPANY,

By
President

And by
Treasurer

[FORM OF ASSIGNMENT]

FOR VALUE RECEIVED the undersigned hereby sells, assigns, and transfers unto                                          the within bond, and all rights thereunder, hereby irrevocably constituting and appointing                                          attorney to transfer said bond on the books of the Company, with full power of substitution in the premises.

Dated:

Signature Guaranteed By:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

[FORM OF STAMP TAX LEGEND FOR ALL BONDS OF THE 1993 SERIES]

United States Documentary Tax stamps required by law have been affixed to the within mentioned Indenture and duly cancelled.

[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE FOR ALL BONDS]

This is one of the bonds, of the series designated therein, described in the within mentioned Indenture.

OLD COLONY TRUST COMPANY,
Trustee,

By

SECTION 1.02. Redemption Provisions for Bonds of the 1993 Series. The Bonds of the 1993 Series shall be subject to redemption prior to maturity as a whole at any time or in part from time to time,

(a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Regular Redemption Price” in the tabulation in the forms of the Bonds of the 1993 Series set forth in Section 1.01 hereof; or

(b) upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Special Redemption Price” in the tabulation in the forms of the Bonds of the 1993 Series set forth in Section 1.01 hereof

(i) through the application of cash deposited with the Trustee for the sinking and improvement fund for the Bonds of said series provided for in Section 1.03 hereof, or

(ii) for use as a basis for credit, as provided in said Section 1.03, against the sinking and improvement fund payment for the Bonds of said series due not more than 12 months subsequent to the date fixed for such redemption, or

(iii) through the application of cash deposited with the Trustee for the depreciation fund provided for in Section 1.04 hereof; or

(iv) through the application of any trust moneys representing the proceeds of property taken, recaptured or sold in any transaction to which the provisions of Section 7.04 of the Indenture are applicable, together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice (unless such notice is waived by the holders of all bonds of such series called for redemption) given by publication at least once each week for three successive calendar weeks, the first publication to be not less than thirty days nor more than ninety days prior to the date fixed for redemption, in a newspaper, printed in the English language, customarily published at least five days a week, excluding legal holidays, and of general circulation in the City of Boston, Massachusetts, and in similar newspapers published and of general circulation in the Borough of Manhattan, City and State of New York and in the City of Seattle, State of Washington, respectively; provided that if all of the bonds of this series at the time outstanding shall be registered bonds without coupons and/or coupon bonds registered as to principal, such notice may be given by registered mail in lieu of such publication.

SECTION 1.03. Sinking and Improvement Fund for Bonds of the 1993 Series. As a sinking and improvement fund for the benefit of the holders of the Bonds of the 1993 Series, the Company covenants that it will, subject to the provisions in this Section hereinafter set forth, annually on or before October 31 in each year, beginning with 1965 and continuing to and including October 31, 1992, pay to the Trustee in cash, an amount equal to the excess, if any, over the sum of the credits shown by the annual certificate hereinafter in this Section provided for, of an amount equal to the lowest multiple of $1,000 which equals or exceeds 1% of the aggregate principal amount of Bonds of the 1993 Series outstanding on the September 1 next ‘Preceding such October 31.

The payments and the dates upon which payments are req a for the sinking and improvement fund as above provided are in this Section 1.03 and in the annual certificate hereinafter provided for referred to as “sinking and improvement fund payments” and “sinking and improvement fund payment dates”, respectively.

The Company shall file with the Trustee at least 45 days preceding any sinking and improvement fund payment date an officers’ certificate (herein referred to as an “annual sinking and improvement fund certificate”), substantially hi the following form:

“PUGET SOUND POWER & LIGHT COMPANY

FIRST MORTGAGE DATED AS OF JUNE 2, 1924

AS SUPPLEMENTED AND MODIFIED

ANNUAL SINKING AND IMPROVEMENT FUND CERTIFICATE

(Bonds of the 1993 Series)

The undersigned, one of whom is an accountant, in compliance with the provisions for a sinking and improvement fund contained in Section 1.03 of the Forty-eighth Supplemental Indenture to the above mentioned Mort- gage, do hereby certify as follows:

1. The amount of the sinking and improvement fund payment due on October 31, 19 (here there should be specified the October 31 next succeeding the date of filing of the certificate) computed as provided in Section 1.03 of said Supplemental Indenture (but before deduction of credits) is                                          $

2. The credits, if any, which the Company elects to take against said sinking and improvement fund payment are as follows:

(i) Bonds of the 1993 Series delivered or to be delivered to the Trustee concurrently herewith, or not later than the date specified in Item 1 above, of a principal amount equal to                                          $

(Here specify Bonds delivered or to be delivered.)

(ii) Bonds of the 1993 Series (or Bond credits therefor) which have been redeemed not more than 12 months preceding the date specified in Item 1 above, at the Special Redemption Price provided for in, and pursuant to the provisions of, subparagraph (ii) of Clause (b) of Section 1.02 of the Forty-eighth Supplemental Indenture, of a principal amount equal to                                          $

(Here specify Bonds redeemed or Bond credits therefor.)

(iii) Bonds of the 1993 Series (or Bond credits therefor) redeemed at any time prior to the date specified in Item 1 above at the Regular Redemption Price provided for in Clause (a) of Section 1.02 of the Forty-eighth Supplemental Indenture, of a principal amount equal to                                          $

(Here specify Bonds redeemed or Bond credits therefor.)

(iv) Unfunded net additions shown by net property additions applications heretofore or concurrently herewith filed with the Trustee, equal to $             , to the extent of 60% of said amount, i.e             $

Total credits pursuant to Item 2                                          $

3. (To be included only if credit is taken pursuant to Clause (i) of Item 2.) All Bonds delivered or to be delivered to the Trustee as stated in Clause (i) of Item 2 above have been bona fide issued and delivered to persons other than affiliates of the Company, and have been reacquired by the Company.

4. (This statement need be included only if credit is taken pursuant to Item 2.) None of the Bonds or Bond credits which are made the basis of a credit pursuant to Clauses (i), (ii) and (iii) of Item 2 above has been funded, and no net additions made the basis of a credit pursuant to Clause (iv) of Item 2 above have been funded, or, if funded, they have become unfunded pursuant to the provisions of the last two paragraphs of Section 1.35 of the Fortieth Supplemental Indenture, or (in the case of Bonds or Bond credits) such Bonds or Bond credits have been reinstated as provided in Section Four of Article II of Part I of said Fortieth Supplemental Indenture, or in Section 2.03 of said Fortieth Supplemental Indenture.

5. The balance, if any, of the above-mentioned sinking and improvement fund payment to be paid by the Company in cash, namely, the amount set forth in Item 1 hereof, minus the total credits set forth in Item 2 hereof, is $              $

[Here insert statements as to compliance with conditions precedent as required by Section 2.04 of the Fortieth Supplemental Indenture.]

Dated:

President

Treasurer of PUGET SOUND POWER & LIGHT COMPANY”

All Bonds of the 1993 Series delivered to the Trustee and credited against any sinking and improvement fund payment and all Bonds of the 1993 Series redeemed by operation of the sinking and improvement fund or the redemption of which has been made the basis of a credit against any sinking and improvement fund payment or Bond credits therefor, and all net additions made the basis of a credit against any sinking and improvement fund payment, shall be deemed to be thereupon funded, but only so long as any Bonds of the 1993 Series are outstanding. All Bonds of the 1993 Series so delivered or redeemed shall, if not previously cancelled, be forthwith cancelled by the Trustee.

Forthwith after the filing of the annual sinking and improvement fund certificate preceding each sinking and improvement fund payment date on which the Company will, as shown by said certificate, be required to make to the Trustee a payment in cash for the sinking and improvement fund, the Trustee shall proceed to select for redemption, in the manner provided in Article Ten of the Indenture, a principal amount of Bonds of the 1993 Series equal to the amount of such cash payment and, in the name of the Company, shall give notice as required by the provisions of Section 1.02 hereof and Article Ten of the Indenture of the redemption for the sinking and improvement fund, at the principal amount thereof, on the then next ensuing November 1, of the Bonds so selected. On or before the sinking and improvement fund payment date next preceding such November 1, the Company shall pay to the Trustee the cash payment required by this Section, plus the amount of all interest accrued, if any, and premium payable, on Bonds of the 1993 Series to be redeemed by the application of such cash payment, and the money so paid shall be applied by the Trustee to the redemption of such Bonds. The Company shall also deliver to the Trustee with the filing of any annual sinking and improvement fund certificate, or not later than the next succeeding sinking and improvement fund payment date, any Bonds of the 1993 Series specified in said Clause (i) of Item 2 in such certificate.

All cash paid to the Trustee pursuant to the provisions of this Section shall be held by the Trustee as security for the payment of the called Bonds of the 1993 Series until applied as herein provided.

The Company, upon request of the Trustee from time to time, will pay to the Trustee an amount equal to the cost of giving notice of redemption of Bonds of the 1993 Series for such fund and any other expense of operation of such fund, the intention being that such fund shall not be charged for such expenses.

SECTION 1.04. Depreciation Fund. Notwithstanding the provisions of Section Six of Article II of Part I of the Fortieth Supplemental Indenture, the Company hereby covenants that, so long as any of the Bonds of the 1993 Series shall remain outstanding, (a) the covenants made by the Company in Section Four of Article II of Part I of the Fortieth Supplemental Indenture shall continue in full force and effect and (b) Bonds delivered, redeemed or purchased pursuant to said Section Four and any amount of unfunded Bond credits used as a credit in Item 7 of any depreciation fund certificate shall be deemed to be funded, unless and until the same shall have been reinstated as provided in said Section Four or in Section 2.03 of the Indenture.

SECTION 1.05. Restriction on Payment of Dividends on Common Stock. Notwithstanding the provisions of Section 1.08 of the Forty-fourth Supplemental Indenture, the Company hereby covenants that the covenants made by the Company in Section 1.05 of the Forty-fourth Supplemental Indenture shall continue in full force and effect so long as any of the Bonds of the 1993 Series shall remain outstanding.

SECTION 1.06. Minimum Provision for Depreciation. The Company hereby covenants that the term “minimum provision for depreciation” shall have the meaning specified in Section 1.32 of the Indenture so long as any of the Bonds of the 1993 Series shall remain outstanding.

SECTION 1.07. Duration of Effectiveness of Article One. This Article shall be in force and effect only so long as any of the Bonds of the 1993 Series are outstanding.

ARTICLE TWO.

Principal Amount Presently To Be Outstanding.

SECTION 2.01. The total aggregate principal amount of First Mortgage Bonds of the Company issued and outstanding and presently to be issued and outstanding under the provisions of and secured by the Indenture, will be One Hundred Ten Million Dollars ($110,000,000), namely, Twenty-five Million Dollars ($25,000,000) principal amount of First Mortgage Bonds, 3 1/2 % Series due 1984, Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 4 1/2 % Series due 1988, and Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 5/8%

Series due 1991 now issued and outstanding and Forty Million Dollars ($40,000,000) principal amount of First Mortgage Bonds, 4 5/8 % Series due 1993 to be authenticated and delivered pursuant to Section 2.02 of this Forty-eighth Supplemental Indenture. Additional Bonds of the 1984 Series, the 1988 Series, the 1991 Series, the 1993 Series and of any other series established after the execution and delivery of this Forty-eighth Supplemental Indenture may from time to time be authenticated, delivered and issued pursuant to the terms of the Indenture and indentures supplemental thereto.

SECTION 2.02. Bonds of the 1993 Series in the aggregate principal amount of Forty Million Dollars ($40,000,000) may forthwith, upon the execution and delivery of this Forty-eighth Supplemental Indenture, or from time to time thereafter, and upon compliance by the Company with the provisions of Article Five of the Indenture, be executed by the Company and delivered to the Trustee and shall thereupon be authenticated and delivered by the Trustee to or upon the written order of the Company.

ARTICLE THREE.

Miscellaneous.

SECTION 3.01. This Forty-eighth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the Bonds of the 1993 Series to the same extent as if specifically set forth herein. All terms used in this Forty-eighth Supplemental Indenture shall be taken to have the same meaning as in the Indenture, except in cases where the context herein clearly indicates otherwise.

SECTION 3.02. All recitals in this Forty-eighth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

SECTION 3.03. The Company covenants that it is lawfully seized and possessed of all the trust estate at the date of the execution of this Forty-

eighth Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in the Indenture otherwise stated or permitted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture otherwise stated or permitted; that it will maintain and preserve the lien of the Indenture, as a first mortgage lien, except as in the Indenture otherwise stated or permitted, so long as any of the Bonds issued under the Indenture are outstanding; and that it has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture.

SECTION 3.04. This Forty-eighth Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

SECTION 3.05. Although this Forty-eighth Supplemental Indenture is dated for convenience and for the purpose of reference as of November 1, 1963, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

IN WITNESS WHEREOF, Puget Sound Power & Light Company has caused this Forty-eighth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents or its Treasurer and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, and Old Colony Trust Company in token of its acceptance of the trust hereby created has caused this Forty-eighth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries,

all on the 22nd and 20th days of November, 1963, but as of the day and year first above written.

PUGET SOUND POWER & LIGHT COMPANY

By	/S/ RALPH M. DAVIS
President.

Attest:

/S/ J. H. KING
Assistant Secretary.

(CORPORATE SEAL)

OLD COLONY TRUST COMPANY

By	/S/ J. J. WALSH
Vice President.

Attest:

/S/ F. C. GOODWIN
Assistant Secretary.

(CORPORATE SEAL)

STATE OF WASHINGTON COUNTY OF KING	}	ss.:

RALPH M. DAVIS and J. H. KING, being duly sworn each for himself on oath deposes and says that he, the said RALPH M. DAVIS is and at the time of the execution of the foregoing Supplemental Indenture was the President of PUGET SOUND POWER & LIGHT COMPANY, a corporation and the mortgagor therein named, and the same person who as such President executed said Supplemental Indenture in behalf of said corporation; and that he, the said J. H. KING is and at the time of the execution of said Supplemental Indenture was an Assistant Secretary of said corporation, the said mortgagor, and the same person who as such Assistant Secretary attested such Supplemental Indenture on behalf of said corporation; and that the said Supplemental Indenture is made in good faith and without any design to hinder, delay or defraud creditors or any creditor of said corporation.

/S/ RALPH M. DAVIS	/S/ J. H. KING

Subscribed and sworn to before me this 22nd day of November, 1963.

/S/ FRANCES SNIDAR
Notary Public in and for the State of Washington. Residing at Bellevue.

(Notarial Seal)

STATE OF WASHINGTON COUNTY OF KING	}	ss.:

On this 22nd day of November, 1963, before me personally appeared RALPH M. DAVIS and J. H. KING to me known to be the President and an Assistant Secretary, respectively, of PUGET SOUND POWER & LIGHT COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/S/ FRANCES SNIDAR
Notary Public in and for the State of Washington. Residing at Bellevue.

(Notarial Seal)

STATE OF NEW YORK COUNTY OF NEW YORK	}	ss.:

On this 20th day of November, 1963, before me personally appeared J. J. WALSH and F. C. GOODWIN, to me known to be a Vice President and an Assistant Secretary, respectively, of OLD COLONY TRUST COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/S/ WILLIAM D. HARRINGTON
WILLIAM D. HARRINGTON Notary Public, State of New York No. 30-1682400 Qualified in Nassau County Cert. filed in New York County Commission Expires March 30, 1965

(NOTARIAL SEAL)

TO COUNTY AUDITOR:

This instrument is a mixed real and chattel mortgage. Record as real estate mortgage and file and index as chattel mortgage.

OLD COLONY TRUST COMPANY, Trustee

/S/ F. C. GOODWIN
Assistant Secretary.